Exhibit 10.1

AMENDMENT NO. 2
to
CREDIT AGREEMENT
THIS AMENDMENT NO. 2 (“Amendment”) is made as of April 15, 2014 by and among Puget Energy, Inc. (“Borrower”), the Lenders party hereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
WHEREAS, Borrower, Lenders and Administrative Agent are parties to that certain Credit Agreement, dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;
WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.
1.Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    The definition of “Aggregate Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Amendment No. 2 Effective Date, the Aggregate Commitment is $800,000,000.
(b)    The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the pricing grid in its entirety and replacing it with the following pricing grid:

Pricing Level	Commitment Fee Rate	Eurodollar Spread for Eurodollar Loans	ABR Spread for ABR Loans
Level I	0.175%	1.25%	0.25%
Level II	0.225%	1.50%	0.50%
Level III	0.275%	1.75%	0.75%
Level IV	0.350%	2.00%	1.00%
Level V	0.450%	2.50%	1.50%
Level VI	0.525%	3.00%	2.00%
(c)    The definition of “Business Plan” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Business Plan” has the meaning assigned to such term in this Agreement prior to the Amendment No. 2 Effective Date.
(d)    The definition of “Excluded Taxes” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any U.S. Federal withholding Taxes imposed under FATCA and (e) any Business and Occupation Taxes imposed by the State of Washington.
(e)    The definition of “Existing Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Existing Indebtedness” means (a) Indebtedness under this Agreement, (b) Indebtedness of the Borrower or any Subsidiary that is outstanding on the Effective Date and listed on Schedule 1.01(a) and (c) any Permitted Refinancing Indebtedness thereof.
(f)    The definition of “FATCA” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
(g)    The definition of “LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
(h)    The definition of “Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting “February 10, 2017” and inserting therefor “April 15, 2018, as such date may be extended in accordance with Section 2.22”.
(i)    The definition of “Other Connection Taxes” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
(j)    Clause (viii) of the definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting “covenants” and inserting therefor “covenant”.
(k)    The definition of “Permitted Refinancing Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Permitted Refinancing Indebtedness” means any Indebtedness of any Borrower Group Member, as applicable, issued in exchange for, or the Net Cash Proceeds of which are used to refund, refinance, replace, defease or discharge Existing Indebtedness; provided, that such Indebtedness shall not be required to reduce any commitment with respect to such Existing Indebtedness; and provided further, that:
(i)    The principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of and any unfunded commitment under the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus (x) all refinancing fees and expenses incurred in connection therewith including, without limitation, underwriting fees, closing fees, agency fees, premiums, make-whole amounts or original issue discount and LIBOR breakage costs due in accordance with Section 2.16 of this Agreement and other reasonable out-of-pocket expenses incurred by the Borrower and (y) an amount equal to any termination payment paid pursuant to an Interest Hedging Agreement which has been terminated by the Borrower in connection with the incurrence of any Permitted Refinancing Indebtedness);
(ii)    Such Permitted Refinancing Indebtedness has weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(iii)    If the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to this Agreement, such Permitted Refinancing Indebtedness is subordinated in right of payment to this Agreement on terms, taken as whole, at least as favorable to the Lenders as the subordination terms contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination terms or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(iv)    Such Indebtedness is incurred by the Person who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(v)    The Permitted Refinancing Indebtedness is not secured by any Collateral not granted to the holders of the Indebtedness being financed, renewed, replaced, defeased or refunded; and
(vi)    Such Permitted Refinancing Indebtedness shall have terms which shall be no more restrictive taken as a whole, and shall not, taken as a whole, be materially less favorable, in any respect on the Borrower or the Operating Companies than the provisions of the Indebtedness being refinanced, renewed, replaced, defeased or refunded; provided, however, that the foregoing requirements shall not apply to pricing terms in respect of any Indebtedness being so refinanced so long as such pricing is consistent with then-prevailing market pricing.
(l)    The definition of “Recipient” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.
(m)    Section 1.01 of the Credit Agreement is hereby amended to insert the following defined terms in the appropriate alphabetical order:
“Additional Commitment Lender” has the meaning assigned to such term in Section 2.22.

“Amendment No. 2 Effective Date” means April 15, 2014.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Existing Revolving Credit Maturity Date” has the meaning assigned to such term in Section 2.22(a).
“Extending Lender” has the meaning assigned to such term in Section 2.22(b).
“Extension Date” has the meaning assigned to such term in Section 2.22(a).
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Lender Notice Date” has the meaning assigned to such term in Section 2.22(a).
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Non-Extending Lender” has the meaning assigned to such term in Section 2.22(b).
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Receivables Facility” means any receivables or securitization facility or facilities made available to the Borrower or any of its Subsidiaries pursuant to which assets and related security are sold, pledged or otherwise transferred to one or more special purpose entities and thereafter to certain investors or creditors.
“Revolving Credit Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
(n)    Section 1.01 of the Credit Agreement is hereby amended by deleting in their entirety the definitions of “AFUDC”, “Cash Interest Expense”, “Consolidated Capital Expenditures”, “Consolidated Current Assets”, “Consolidated EBITDA”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Working Capital”, “Group FFO”, “Group FFO Coverage Ratio”, “Group Interest”, “Projections”, “Quarter End Date” and “Test Period”.
(o)    Section 2.19(b) of the Credit Agreement is hereby amended by inserting “a Non-Extending Lender pursuant to Section 2.22 or” before the phrase “a Defaulting Lender” in the first clause (iii).
(p)    Clause (i)(B) of Section 2.20 of the Credit Agreement is hereby amended by deleting “covenants” and inserting therefor “covenant”.
(q)    The Credit Agreement is hereby amended to insert a new Section 2.22 as follows:
Extension of Revolving Credit Maturity Date.
(a)    The Borrower may, at any time, from time to time, not more than ninety (90) days and not less than thirty (30) days prior to any anniversary of the Amendment No. 2 Effective Date, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 10 Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the date on which the Lenders are requested to respond thereto (each such date, a “Lender Notice Date”), request that each Lender extend (each such date on which such extension occurs, an “Extension Date”) the Maturity Date with respect to such Lender’s Loans (such Lender’s “Revolving Credit Maturity Date”) to the date that is one year after the Revolving Credit Maturity Date then in effect for such Lender (such Lender’s “Existing Revolving Credit Maturity Date”).
(b)    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the applicable Lender Notice Date, advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Revolving Credit Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Revolving Credit Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not advise the Administrative Agent of its election to agree to such an extension on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of its Revolving Credit Maturity Date.
(c)    The Administrative Agent shall promptly notify the Borrower of each Lender’s determination under this Section.
(d)    The Borrower shall have the right, but shall not be obligated, on or before the applicable Revolving Credit Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent and the Issuing Banks in accordance with the procedures provided in Section 2.19(b), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Borrower or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Revolving Credit Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such effective date).  Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Revolving Credit Maturity Date), to become an Extending Lender.  The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.
(e)    If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Revolving Credit Maturity Date is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Revolving Credit Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Revolving Credit Maturity Date (except that, if such date is not a Business Day, such Revolving Credit Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.
(f)    Notwithstanding the foregoing, (x) no more than two (2) extensions of the Revolving Credit Maturity Date shall be permitted hereunder (and not more than one such extension may be requested during any nine-month period) and (y) any extension of any Revolving Credit Maturity Date pursuant to this Section 2.22 shall not be effective with respect to any Extending Lender unless:
(i)    there shall exist no Default or Event of Default on the applicable Extension Date and immediately after giving effect thereto;
(ii)    the representations and warranties made by the Borrower contained herein shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) with the same effect as though such representations and warranties had been made on and as of the date of such extension (or to the extent that such representations and warranties specifically refer to an earlier date as of such earlier date); and
(iii)    the Administrative Agent shall have received a certificate from the Borrower signed by an Authorized Officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension.
(g)    On the Revolving Credit Maturity Date of each Non-Extending Lender, (i) the Revolving Credit Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentage of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).
(h)    This Section shall supersede any provisions in Section 9.02 to the contrary.
(r)    Section 3.12 of the Credit Agreement is hereby amended by deleting “the Projections and any other” and inserting therefor “any” and deleting “Projections or”.
(s)    The Credit Agreement is hereby amended to insert a new Section 3.23 as follows:
Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.
(t)    Section 5.01(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting therefor “[reserved];”.
(u)    Section 5.04 of the Credit Agreement is hereby amended to insert a new clause (c) as follows: “The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”
(v)    Section 5.09 of the Credit Agreement is hereby amended by adding the following sentence to the end: “The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
(w)    Section 6.01(u) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Liens securing Permitted Refinancing Indebtedness of the Borrower and other Indebtedness of the Borrower of the type described in clauses (a) and (b) of the definition of “Indebtedness” (but not of any Indebtedness of any other Borrower Group Member); provided that such Liens and any rights in respect thereof are subject to the terms of the Collateral Agency Agreement, and the Borrower shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenant contained in Section 6.09;
(x)    Section 6.01(v) of the Credit Agreement is hereby renumbered as Section 6.01(w).
(y)    The Credit Agreement is hereby amended to insert a new Section 6.01(v) as follows:
Liens securing Indebtedness or arising in connection with Receivables Facilities, provided, that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Receivables Facilities shall not at any time exceed $250,000,000; and
(z)    Section 6.02(d) of the Credit Agreement is hereby amended by deleting “15%” and inserting therefor “20%”.
(aa)    Section 6.02(i) of the Credit Agreement is hereby amended by deleting “$5,000,000” and inserting therefor “$10,000,000”.
(bb)    Section 6.02(j) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting therefor “[reserved];”.
(cc)    Section 6.02(k) of the Credit Agreement is hereby amended by deleting “.” from the end of the paragraph and inserting therefor “; and”.
(dd)    The Credit Agreement is hereby amended to insert a new Section 6.02(l) as follows:
the sale, assignment or other transfer of accounts receivable or other rights to payment pursuant to any Receivables Facility.
(ee)    The final paragraph of Section 6.02 of the Credit Agreement is hereby amended by deleting “covenants” and inserting therefor “covenant”.

(ff)    Section 6.09(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting therefor “RESERVED”.
(gg)    Section 9.02(b) of the Credit Agreement is hereby amended by deleting from the first sentence “Neither” and inserting therefor “Except as provided in Section 2.22 with respect to the extension of the then-existing Revolving Credit Maturity Date, neither”.
(hh)    Section 9.04(b)(iii) of the Credit Agreement is hereby amended by inserting “(and stated interest)” after “principal amount”.
(ii)    Schedule 2.01 to the Credit Agreement is hereby amended by deleting the Lender commitment table and inserting therefor the following table:

Lender	Commitment
CoBank, ACB	110,000,000
Export Development Canada	80,000,000
JPMorgan Chase Bank, N.A.	80,000,000
Wells Fargo Bank, National Association	48,000,000
Bank of America, N.A.	52,000,000
Barclays Bank plc	40,000,000
SunTrust Bank	60,000,000
The Bank of Nova Scotia	60,000,000
The Royal Bank of Scotland plc	60,000,000
Union Bank, N.A.	60,000,000
US Bank, National Association	52,000,000
KeyBank National Association	42,000,000
Canadian Imperial Bank of Commerce	40,000,000
Associated Bank, N.A.	16,000,000
Aggregate Commitments	$800,000,000

2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received:
(a)    counterparts of this Amendment duly executed by the Borrower, the Lenders and the Administrative Agent;
(b)    such documents, opinion letters and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the equivalent in the applicable jurisdiction) of the Borrower, the authorization of the transactions contemplated by this Amendment and any other legal matters relating to the Borrower, the Financing Documents or the transactions contemplated by this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and
(c)    all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Financing Documents.

3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Financing Document shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Financing Document.
(b)    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PUGET ENERGY, INC.
as the Borrower

By: /s/ Brandon Lohse
Name:    Brandon Lohse
Title:    Corporate Treasurer

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

JPMORGAN CHASE BANK, N.A.
as a Lender and as the Administrative Agent

By: /s/ Helen D. Davis
Name: Helen D. Davis
Title: Vice President

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

COBANK, ACB
as a Lender

By: /s/ Dave James
Name: Dave James
Title: Vice President

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

EXPORT DEVELOPMENT CANDADA,
as a Lender

By: /s/ Oscar Klinge
Name: Oscar Klinge
Title: Senior Associate
Structure and Project Finance

By: /s/ Guillermo Freire
Name: Guillermo Freire
Title: Directors, Power & Utilities
Structure and Project Finance

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender,

By: /s/ Yann Blinert
Name: Yann Blinert
Title: Director

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

BANK OF AMERICA, N.A.
as a Lender

By: /s/ Stephen Maloney
Name: Stephen Maloney
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

BARCLAYS BANK PLC
as a Lender

By: /s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

SUNTRUST BANK
as a Lender

By: /s/ Yann Pirio
Name: Yann Pirio
Title: Managing Director

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

The Bank of Nova Scotia
as a Lender

By: /s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

THE ROYAL BANK OF SCOTLAND PLC
as a Lender and an Energy Hedging Issuing Bank

By: /s/ Andrew N Taylor
Name: Andrew N Taylor
Title: Vice President

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

UNION BANK, N.A.
as a Lender

By: /s/ Jeff Fesenmaier
Name: Jeff Fesenmaier
Title: Director

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

US BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Holland H. Williams
Name: Holland H. Williams
Title: Vice President & Portfolio Manager

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

KEYBANK NATIONAL ASSOCIATION
as a Lender

By: /s/ Keith D Smith
Name: Keith D Smith
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

Canadian Imperial Bank of Commerce, New York Branch
as a Lender

By: /s/ Anju Abraham
Name: Anju Abraham
Title:

By: /s/ Robert Casey
Name: Robert Casey
Title:

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)

Associated Bank, N.A.
as a Lender

By: /s/ Kristin Isleib
Name: Kristin Isleib
Title: Senior Vice President

Signature Page to
Amendment No. 2 to Credit Agreement
(Puget Energy, Inc.)